     As filed with the Securities and Exchange Commission on ________, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        THE REYNOLDS AND REYNOLDS COMPANY
             (Exact name of registrant as specified in its charter)

          OHIO                                                 31-0421120
 (State or jurisdiction of                                  (I.R.S. Employer
 incorporation or organization)                             Identification No.)

 115 SOUTH LUDLOW STREET, DAYTON, OHIO                            45402
 (Address of principal executive offices)                       (Zip code)

              THE REYNOLDS AND REYNOLDS COMPANY 401(k) SAVINGS PLAN
                            (Full title of the plan)

                             ADAM M. LUTYNSKI, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
                     (Name and address of agent for service)

                                 (937) 485-2000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                      Proposed
                                             Proposed                 maximum
Title of Securities     Amount to be         maximum offering         aggregate offering        Amount of
to be registered        registered(1)(2)     price per share(2)       price(2)                  registration fee
------------------------------------------------------------------------------------------------------------------
Class A Common          100,000 Shares          $18.96875               $1,896,875               $528
Shares, no par value

Beneficial Interests in
Reynolds and Reynolds
Company 401(k)
Savings Plan (3)           ----               ----                  ----
--------------------------------------------------------------------------------

1 This amount represents 100,000 shares which Registrant estimates may be purchased in the open market by participants under The Reynolds and Reynolds Company 401(k) Savings Plan (the "401(k) Plan"). This Registration Statement shall also include an indeterminable number of additional shares that may be issued to adjust the number of shares held pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding shares of common stock.

2 Pursuant to Rule 457(h) promulgated under the Securities Act of 1933, the filing fee was computed upon the basis of the average of the high and low sales prices of the Registrant's Class A Common Shares on the New York Stock Exchange Composite Index on August 13, 1999 as reported in THE WALL STREET JOURNAL.

3 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                     PART I

The documents containing the information specified in Part I will be sent or given to employees of The Reynolds and Reynolds Company (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

(a)(1) The Company's Annual Report on Form 10-K (including financial statements together with the report of independent certified public accountants thereon) for the fiscal year ended September 30, 1998.

(b)(1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

(b)(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

(b)(3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

(b)(4) The Company's Proxy Statement dated January 5, 1999 which was filed with the Securities and Exchange Commission on December 28, 1998.

(c)(1) The "Description of Registrant's Securities to be Registered" on page 2 of the Registrant's Amended Registration Statement on Form 8-A/A which was filed with the Securities and Exchange Commission on October 20, 1998.

(c)(2) The "Description of Registrant's Securities to be Registered" on pages 2 through 6 of the Registrant's Registration Statement on Form 8-A which became effective on May 8, 1991.

All documents filed by the Registrant and the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any Statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a Statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such Statement. Any such Statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.           DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Registrant is permitted to indemnify any director, officer, employee or agent of the Registrant against costs and expenses incurred in connection with any action, suit or proceeding brought against any such person by reason of his having served the Registrant in such capacity, provided that he meets certain "good faith" tests provided by law, and provided further that, with respect to suits brought on behalf of the Registrant, he is not adjudged to be liable for negligence or misconduct unless the relevant court finds indemnification to be nevertheless appropriate in view of all of the circumstances. The statute also provides that in the event an officer or director has been successful on the merits in defense of any such action, suit or proceeding, such officer or director shall be indemnified by the Registrant against actual and reasonable expenses in connection therewith.

Article Ninth of the Registrant's Amended Articles of Incorporation provides that, as more specifically set forth in the Registrant's Consolidated Code of Regulations, the Registrant may provide to any director, officer, other employee or agent of the Registrant or any person who serves at the request of the Registrant as a director, trustee, other employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute.

Paragraph B of Section 1 of Article IX of the Registrant's Consolidated Code of Regulations provides for indemnification of directors, officers, and employees of the Registrant, and persons who, at the request of the Registrant act as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred in connection with any action as to which he was or is or may be made a party by reason of his acting in such capacity, involving a matter as to which it shall be determined, as provided therein, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal matter or proceeding, in addition, that he had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the case of an action by or in the right of the Registrant to procure a judgment in its favor, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Registrant unless, and only to the extent that, the Court of Common Pleas or other court in which such action was brought shall determine such indemnification to be proper.

In addition to the above, the Registrant has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors and certain of its officers. The Indemnification Agreements provide directors and officers with the same indemnification by the Registrant as is described in the preceding paragraphs. In addition, the Indemnification Agreements assure directors and officers that indemnification will continue to be provided despite future changes in the Articles of Incorporation or Code of Regulations of the Registrant. The Registrant also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number
------------

(4)(a) Specimen Certificate for Class A Common Shares of the Registrant incorporated by reference to Exhibit (4)(a) to the Registrant's Registration Statement on Form S-3, No. 333-72639, filed with the Securities and Exchange Commission on February 19, 1999.

(4)(b) Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit A to the Registrant's definitive proxy statement dated January 5, 1995 and the amendment thereto effective April 25, 1997 incorporated by reference to Exhibit 2 to the Registrant's Form 8A/A filed with the Securities and Exchange Commission on October 20, 1998.

(4)(c) Consolidated Code of Regulations of the Registrant, incorporated by reference to Exhibit B to the Registrant's definitive proxy statement dated January 8, 1990, and filed with the Securities and Exchange Commission.

(4)(d) Shareholder Rights Plan incorporated by reference to Exhibit 1 to the Registrant's Form 8-A which was adopted on May 6, 1991, and filed with the Securities And Exchange Commission on May 8, 1991.

(5) The Registrant will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

(15)     Inapplicable.

(23)     Consent of Deloitte & Touche LLP, independent auditors*

(24)     Inapplicable.

(99)     Inapplicable.

* denotes that the Exhibits are filed herein.


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, each filing of the 401(k) Plan's annual report pursuant to section 15(d) of the Securities Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on May 11, 1999.

                                 THE REYNOLDS AND REYNOLDS COMPANY

                                 By: /s/ David R. Holmes
                                    --------------------------------------
                                    David R. Holmes, Chairman of the Board
                                    and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Holmes and Adam M. Lutynski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

/s/ David R. Holmes                                            May 11, 1999
------------------------------------------------------
David R. Holmes, Chairman of the Board and
Chief Executive Officer (Principal Executive Officer)
and Director

/s/ Dale L. Medford                                            May 11, 1999
------------------------------------------------------
Dale L. Medford, Vice President, Corporate Finance and
Chief Financial Officer (Principal Financial and
Accounting Officer) and Director

/s/ David E. Fry                                               May 11, 1999
------------------------------------------------------
Dr. David E. Fry, Director

/s/ Richard H. Grant III                                       May 11, 1999
------------------------------------------------------
Richard H. Grant, III, Director


/s/ Gayle B. Price, Jr.                                        May 11, 1999
------------------------------------------------------
Gayle B. Price, Jr., Director

/s/ James L. Arthur                                            May 11, 1999
------------------------------------------------------
James L. Arthur, Director

/s/ Allan Z. Loren                                             May 11, 1999
------------------------------------------------------
Allan Z. Loren, Director

/s/ Philip A. Odeen                                            May 11, 1999
------------------------------------------------------
Philip A. Odeen, Director

/s/ Donald K. Peterson                                         May 11, 1999
------------------------------------------------------
Donald K. Peterson, Director



         401(K) SAVINGS PLAN. Pursuant to the requirements of the Securities Act, the persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on May 11, 1999.

                    REYNOLDS AND REYNOLDS 401(K) SAVINGS PLAN

                    By:  /s/ Dale L. Medford
                      --------------------------------------
                        Dale L. Medford, Vice President,
                        Corporate Finance and Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
Number
-----------

(4)(a) Specimen Certificate for Class A Common Shares of the Registrant incorporated by reference to Exhibit (4)(a) to the Registrant's Registration Statement on Form S-3, No. 333-72639, filed with the Securities and Exchange Commission on February 19, 1999.

(4)(b) Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit A to the Registrant's definitive proxy statement dated January 5, 1995 and the amendment thereto effective April 25, 1997 incorporated by reference to Exhibit 2 to the Registrant's Form 8A/A filed with the Securities and Exchange Commission on October 20, 1998.

(4)(c) Consolidated Code of Regulations of the Registrant, incorporated by reference to Exhibit B to the Registrant's definitive proxy statement dated January 8, 1990, and filed with the Securities and Exchange Commission.

(4)(d) Shareholder Rights Plan incorporated by reference to Exhibit 1 to the Registrant's Form 8-A which was adopted on May 6, 1991, and filed with the Securities And Exchange Commission on May 8, 1991.

(5)      See Item 8 on page 5.

(15)     Inapplicable.

(23)     Consent of Deloitte & Touche LLP, independent auditors*

(24)     Inapplicable.

(99)     Inapplicable.

* denotes that the Exhibits are filed herein.


                                   Exhibit 23

                        Independent Auditors' Consent